Exhibit 10.17

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT OF LEASE AGREEMENT (“First Amendment”) is made hereto by and between SOHANI HERITAGE TRUST (hereinafter called “Lessor”) and VROOM, INC. as successor to LEFT GATE PROPERTY HOLDING, INC d/b/a TEXAS DIRECT AUTO (hereinafter called “Lessee”).

WITNESSETH:

WHEREAS, Lessor and Lessee entered into a Lease Agreement (“Lease”) dated May 21, 2011 covering the leased premises commonly known as l2002 Southwest Freeway, Stafford, Texas; and

WHEREAS, Lessor and Lessee desire to modify certain terms and conditions of the Lease set out below.

NOW, THEREFORE, in consideration of the leased premises and the mutual covenants herein contained, the undersigned parties agree as follows:

1. Article 1 is hereby amended to read as follows:

ARTICLE l. TERM

The term of the Lease is hereby extended to end at 11 :59 pm, Houston, Texas time, December 31, 2021. Lessee shall be able to obtain necessary permits and rights to conduct its intended business, as stated above, due to municipal laws and other governmental regulations. Lessee shall be responsible to obtain or renew (as the case may be) all required governmental permit(s) from the City of Meadows Place, Texas for conducting Lessee’s business at the leased premises. In the event Lessee is unable to obtain or renew such governmental permit(s) from the City of Meadows Place, Texas by July 1, 2020, then in that event Lessee shall terminate this Lease effective 11:59 pm, Houston, Texas time, June 30, 2021 by written notice received by Lessor on or before 5:00 pm, Houston, Texas time, July 1, 2020. The parties agree that Lessor shall have the right to list and place “for sale” and/or “for lease” signs on the leased premises upon the earlier of: (i) July 1, 2020; or (ii) termination of this Lease.

2. Article 3, Rent, section 3.01, is hereby amended to read as follows:

ARTICLE 3. RENT

3.01. During the term of the Lease, Lessee shall pay Lessor as minimum base rent, payable in monthly installments of $53,582.00 each, in advance, plus any additional rent as contemplated herein being due and payable on or before the first (1st) day of each month until the final payment is made on December 1, 2021.

3. Article 4 is hereby amended to read as follows:

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ARTICLE 4. OPTION TO RENEW

4.01.Lessee is hereby granted the option to renew this Lease for an additional term of three (3) years (hereinafter called “extended term,”) beginning January 1, 2022, ending December 31, 2025, on similar terms, covenants and conditions herein contained, subject to the following conditions which shall be applicable to said extended term:

a.	Lessee is not in default of this Lease.
b.	Lessor shall have received written notice of Lessee’s intention to exercise said option no later than December 31, 2020.
c.

During the extended term, Lessee shall pay Lessor as minimum base rent, payable in thirty-six (36) successive monthly installments of $56,261.10 each, in advance, the first such payment plus any additional rent as contemplated herein being due and payable on or before the first (1st) day of January 2022, and a like payment being due and payable on or before the same day of each succeeding month thereafter until the final payment is made on December l, 2025.

4. The Lease, as modified by this First Amendment, and all obligations of Lessee are specifically conditioned upon Lessee’s ability to obtain any required extension and/or renewal of the Special Use Permit pursuant to that certain Development Agreement between the City of Meadows Place, Texas and Lessee’s predecessor-in-interest. This First Amendment shall in no way waive, limit or restrict Lessee’s rights under the Lease in the event Lessee is unable to operate (or obtain all required permits and approvals required to operate) in the leased premises (including without limitation Lessee’s termination rights pursuant to Sections 7.07 and 19.01 of the Lease). The Lease (as modified by this First Amendment) and all obligations of Lessee are further conditioned upon Lessee’s ability to obtain a lease amendment from the adjacent tract owner Beechnut FEC LLC extending the term of Lessee’s lease of such adjacent tract.

5. The parties hereby agree and acknowledge that notwithstanding anything contained in the Lease to the contrary at the end of the term of the Lease (as extended hereby) Lessee shall only be obligated to surrender possession of the leased premises, vacant and broom clean, in its “as is” condition and state of repair, subject to reasonable wear and tear and damage caused by Lessor’s acts, casualty, condemnation or other events of force majeure. The foregoing shall in no way release Lessee from its obligations under Article 23 of the Lease.

All other terms, covenants and conditions of the Lease shall remain the same and in full force and effect except as amended hereby.

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EXECUTED on this 28 day of December, 2018.

LESSOR:		LESSEE:
SOHANI HERITAGE TRUST		VROOM, INC.

By:	/s/ Shiraz Ali	By:	/s/ C. Denise Stott

Printed Name & Title: Shiraz Ali		Printed Name & Title: SVP, People & Culture

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